Grubb & Ellis Healthcare REIT

FIRST QUARTER INVESTOR UPDATE

2009Q1

Grubb & Ellis Healthcare REIT, Inc., (to be named Healthcare Trust of America, Inc.) has enjoyed a number of accomplishments since its offering began in the third quarter of 2006. This update will provide you with information regarding the activity of the REIT during the first quarter of 2009.

FIRST QUARTER ACCOMPLISHMENTS

- Raised $189 million of equity in the first quarter of 2009.
- Maintained a strong balance sheet with over $250 million in cash on hand to purchase quality assets at attractive prices.
- Closed three acquisitions consisting of six properties valued in excess of $36,379,000, based on purchase price.
- Expanded portfolio to include an aggregate of 43 properties totaling approximately 5.4 million square feet of gross leasable area located across 19 states and one real estate related asset.
- Focused on building stockholder value by continuing to pursue a selective and stringent acquisition strategy.
- Saved approximately $1.5 million resulting from reduced advisor-related fees.
- Enhanced our internal capabilities and made substantial progress on our transition to self-management.
- Established relationships with key third-party service providers to supplement our internal capabilities.

FIRST QUARTER ACQUISITIONS



Wisconsin Medical Office Buildings Portfolio, *Menomonee Falls, Mequon, Milwaukee and Richfield, WI*
The portfolio consists of four medical office buildings located in Milwaukee and the surrounding towns of Mequon, Richfield and Menomonee Falls, totaling approximately 185,000 square feet of gross leasable area.



Lima Medical Office Portfolio, Unit 207, *Lima,OH*
A medical office condominium unit of approximately 3,000 square feet of gross leasable area located in the High Street Professional Center.



Rogersville Medical Office Building, *Rogersville, TN*
One of the buildings comprising the Mountain Empire Portfolio, this medical office building consists of approximately 13,000 square feet of gross leasable area and is 100% leased.

Grubb & Ellis Realty Investors
www.gbe-reits.com/healthcare
(877) 888-7348

Grubb & Ellis Healthcare REIT, Inc.
16427 North Scottsdale Road, Suite 440
Scottsdale, AZ 85254
(480) 998-3478

This newsletter contains certain forward-looking statements, including those about our ability to complete future acquisitions, reduce costs and sustain our distributions. Any forward-looking statements are based upon the current beliefs an expectations of management and involve risks, uncertainties and other factors that may cause the actual results or performance of the company to be materially different from any future results or performance expressed or implied by such forward-looking statements. The material in this newsletter does not constitute an offer to sell, nor a solicitation of an offer to buy the securities described herein. Such an offering is made only by the prospectus. Grubb & Ellis Securities, Inc., member FINRA/SIPC, is the dealer manager for the Grubb & Ellis Healthcare REIT offering. As of July 1, 2009.

A MESSAGE FROM THE CEO



With the continued uncertainty in the financial sector and growing economic concerns facing the commercial real estate market, Grubb & Ellis Healthcare REIT remains strong and well-positioned. We raised $189 million of equity in the first quarter of 2009 and have over $250 million in cash for available acquisitions. With our strong balance sheet and available $80 million credit facility, Grubb & Ellis Healthcare REIT is uniquely positioned to take advantage of buying opportunities created by a troubled economy. We will continue a disciplined and patient approach to exploring acquisition opportunities and deploying our valuable capital.

We have assembled a highly qualified internal management team focused on efficiency and performance to increase stockholder value. Our internal management team manages our day-to-day operations, oversees our employees and closely supervises the services provided to us by our advisor and third-party service providers. We are performance driven. We have benefitted from reduced advisor-related fees, which we negotiated last November when we amended the advisory agreement. We expect cost savings to continue to increase as we complete our transition to self-management.

The strength of our balance sheet, purchasing power and experienced internal management team should position us to enhance our approximately $1 billion geographically diverse portfolio of 44 assets, achieve cost and performance efficiencies, and sustain our distributions. Thank you for your continued confidence in Grubb & Ellis Healthcare REIT.

Scott D. Peters
Chairman, CEO and President
Grubb & Ellis Healthcare REIT, Inc.